EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Erickson Incorporated (the “Company”) on Form 10-K for the fiscal year 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

		By:	/s/ Jeff Roberts
Jeff Roberts
Chief Executive Officer and Director
(Principal Executive Officer)
Date:	March 10, 2016

		By:	/s/ Eric Struik
Eric Struik
Chief Financial Officer
(Principal Financial Officer)
Date:	March 10, 2016